Exhibit 99.1

CASELLA WASTE SYSTEMS, INC. ANNOUNCES PRICING OF FINANCE AUTHORITY OF MAINE

SOLID WASTE DISPOSAL REVENUE BONDS

RUTLAND, VERMONT (August 20, 2015) – Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, announced today that it has priced the previously announced offering of $15.0 million aggregate principal amount of Finance Authority of Maine (“FAME”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2015 (the “Bonds”). An additional $15.0 million aggregate principal amount of FAME solid waste disposal revenue bonds may be offered under the same indenture in the future. During the initial ten year term interest rate period, the interest rate of the Bonds will be 5.125% per annum. The Bonds will mature on August 1, 2035 and will be guaranteed by certain subsidiaries of Casella, pursuant to the terms of the Bond indenture. The issuance of the Bonds is expected to close on August 27, 2015.

The net proceeds of the Bonds will enable Casella to finance or refinance the costs of certain of its solid waste landfill facilities and solid waste collection, organics and transfer, recycling and hauling facilities, and to pay for the costs of the issuance of the Bonds.

The Bonds are being offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Bonds, nor shall there be any sale of the Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements”, including, among others, Casella’s intention to issue the Bonds and its expectations regarding the use of proceeds of the Bonds, intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which Casella operates and management’s beliefs and assumptions. Casella cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and Casella’s ability to consummate the offering of the Bonds. There can be no assurance that Casella will be able to complete the proposed offering of the Bonds on the anticipated terms, or at all. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in Casella’s Form 10-KT for the transition period ended December 31, 2014 and in Casella’s Form 10-Q for the quarterly period ended June 30, 2015. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247